Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121196) of Mine Safety Appliances Company of our report dated June 19, 2009 relating to the financial statements of the MSA Retirement Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

June 19, 2009